UNITED STATES SECURITIES AND EXCHANGE COMMISSION WASHINGTON, D.C. 20549

FORM 8-K CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report: January 18, 2008 (Date of earliest event reported)

PremierWest Bancorp (Exact Name of Registrant as Specified in Its Charter)

Oregon	000-50332	93 - 1282171
(State or other jurisdiction of	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

503 Airport Road, Medford, Oregon 97504 Address of Principal Executive Office

Registrant's telephone number including area code 541-618-6003

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 7.01. Regulation FD Disclosure.

     On January 18, 2008, PremierWest Bancorp issued a press release announcing PremierWest Bancorp and Stockmans Financial Group shareholder approval of the proposed merger of Stockmans Financial Group into PremierWest Bancorp.  A copy of the press release is attached hereto as Exhibit 99.1.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

This communication is being made in respect of the proposed merger transaction involving PremierWest and Stockmans. In connection with the proposed transaction, PremierWest has filed a registration statement on Form S-4 with the SEC containing a proxy statement for the shareholders of PremierWest and a proxy statement/prospectus for the shareholders of Stockmans, and PremierWest may file other documents filed by PremierWest with the SEC regarding the proposed transaction with the SEC. Investors are urged to read the joint proxy statement/prospectus regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available because they contain important information about the proposed transaction.  The registration statement containing the joint proxy statement/prospectus and other documents is available free of charge at the SEC’s Internet site (http://www.sec.gov). The joint proxy statement/prospectus and the other documents may also be obtained for free by accessing PremierWest’s website at www.premierwest.com under the tab “Investors--Main Page” and the “Documents” tab.

Item 9.01    Financial Statements and Exhibits.

(a)	Not applicable.
(b)	Not applicable.
(c)	Exhibits.
99.1 PRESS RELEASE

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this reported to be signed on its behalf of the undersigned hereunto duly authorized.

PREMIERWEST BANCORP
(Registrant)

Dated:	January 18, 2008	By:/s/ Tom Anderson
Tom Anderson
Executive Vice President / Chief Financial Officer